Exhibit 4.2

Execution Version

AXON ENTERPRISE, INC.,

as Issuer

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 18, 2026

0% Convertible Senior Notes due 2031

CROSS REFERENCE TABLE*

Trust Indenture Act Section	Supplemental Indenture Section
310(a)(1)	Section 7.08
(a)(2)	Section 7.08
(a)(3)	N/A
(a)(4)	N/A
(a)(5)	Section 7.08
(b)	Section 7.04, Section 7.08
(c)	N/A
311(a)	N/A
(b)	N/A
(c)	N/A
312(a)	Section 5.01, Section 5.02
(b)	N/A
(c)	N/A
313(a)	N/A
(b)(1)	N/A
(b)(2)	N/A
(c)	N/A
(d)	N/A
314(a)	Section 4.06, Section 4.08
(b)	N/A
(c)(1)	Section 17.05, Section 10.05
(c)(2)	Section 17.05, Section 10.05
(c)(3)	N/A
(d)	N/A
(e)	Section 17.05, Section 10.05
(f)	N/A
315(a)	Section 7.01
(b)	Section 6.10
(c)	Section 7.01
(d)	Section 7.01
(e)	Section 6.11
316 (a) (last sentence)	Section 8.04
(a)(1)(A)	Section 6.09
(a)(1)(B)	Section 6.09
(a)(2)	N/A
(b)	Section 6.06
(c)	Section 8.01

i

Trust Indenture Act Section	Supplemental Indenture Section
317(a)(1)	Section 6.04
(a)(2)	Section 6.04
(b)	Section 4.04, Section 7.05
318(a)	Section 17.18
(b)	Section 17.18
(c)	N/A

N/A means not applicable.

*	This Cross Reference Table is not part of the Indenture.

ii

i

ARTICLE 9
HOLDERS’ MEETINGS

Section 9.01.	Purpose of Meetings	54
Section 9.02.	Call of Meetings by Trustee	54
Section 9.03.	Call of Meetings by Company or Holders	55
Section 9.04.	Qualifications for Voting	55
Section 9.05.	Regulations	55
Section 9.06.	Voting	56
Section 9.07.	No Delay of Rights by Meeting	56

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01.	Supplemental Indentures Without Consent of Holders	56
Section 10.02.	Supplemental Indentures with Consent of Holders	58
Section 10.03.	Effect of Supplemental Indentures	59
Section 10.04.	Notation on Notes	59
Section 10.05.	Evidence of Compliance of Supplemental Indenture To Be Furnished Trustee	59

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE OF THE COMPANY

Section 11.01.	Company May Consolidate, Etc. on Certain Terms	59
Section 11.02.	Successor Corporation to Be Substituted	60

ARTICLE 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01.	Indenture and Notes Solely Corporate Obligations	61

ARTICLE 13
[INTENTIONALLY OMITTED]

ARTICLE 14
CONVERSION OF NOTES

Section 14.01.	Conversion Privilege	61
Section 14.02.	Conversion Procedure; Settlement Upon Conversion	65
Section 14.03.	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or a Notice of Redemption	70
Section 14.04.	Adjustment of Conversion Rate	73
Section 14.05.	Adjustments of Prices; Other Amounts	83
Section 14.06.	Shares to Be Fully Paid	83
Section 14.07.	Effect of Recapitalizations, Reclassifications and Changes of the Common Stock	83

EXHIBIT
Exhibit A	Form of Note	A-1

v

FIRST SUPPLEMENTAL INDENTURE dated as of September 18, 2026 between AXON ENTERPRISE, INC., a Delaware corporation, as issuer (the “Company,”) and U.S. Bank Trust Company, National Association, a national banking association organized under the laws of the United States, as trustee (the “Trustee,”), to the Base Indenture (as defined below).

This Supplemental Indenture (as defined below) is being executed and delivered pursuant to Section 3.01 of the Base Indenture to establish the terms, and provide for the issuance, of a new series of Securities (as defined in the Base Indenture) constituting the Company’s 0% Convertible Senior Notes due 2031 (the “Notes”).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 0% Convertible Senior Notes due 2031 (the “Notes”), initially in an aggregate principal amount not to exceed $1,150,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Holder Optional Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and this Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Supplemental Indenture shall have the respective meanings specified in this Section 1.01. Subject to the last paragraph of Section 1.03, capitalized terms used in this Supplemental Indenture without definition have the respective meanings ascribed to them in the Base Indenture. For purposes of the Notes, the following additional definitions will apply and supersede any conflicting definitions in the Base Indenture. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. Unless express reference is made to the Base Indenture, each Article, Section, clause, paragraph, other subdivision or exhibit reference in this Supplemental Indenture refers to the referenced Article, Section, clause, paragraph other subdivision or exhibit, as applicable, of this Supplemental Indenture. The terms defined in this Article include the plural as well as the singular.

“1% Exception” shall have the meaning specified in Section 14.04(j).

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of the Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Aggregate Share Maximum” means 2,875,000 shares of Common Stock, subject to (i) adjustment in the same manner and at the same time as the Conversion Rate solely as set forth under Section 14.04(a) and (ii) pro rata reduction on account of any Redemption, repurchase, conversion or other cancellation of Notes, in proportion to the number of Notes so redeemed, repurchased, converted or otherwise cancelled relative to the aggregate number of Notes initially issued under this Supplemental Indenture.

“Base Indenture” means that certain Indenture, dated as of September 18, 2026, between the Company and the Trustee.

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder, or with respect to the relevant corporate action or determination specified herein, as the case may be.

“Board Resolution” means a copy of a resolution or minutes of a meeting of the Board of Directors certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Combination Event” shall have the meaning assigned to it in Section 11.01.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Called Notes” means Notes called for Redemption pursuant to Article 16 or subject to a Deemed Redemption.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“Cleanup Redemption” shall have the meaning specified in Section 16.01.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.00001 per share, at the date of the Indenture, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Notice of Optional Repurchase” shall have the meaning specified in Section 15.04(f).

“Company Order” means a written order of the Company signed by any of its Officers and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Consideration” shall have the meaning specified in Section 14.12(a).

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Event” shall have the meaning specified in Section 14.01(b)(iii).

“Corporate Trust Office” means the designated office of the Trustee at which at any time the Indenture shall be administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, 633 West 5th Street, 24th Floor, Los Angeles, CA 90071, Attention: B. Scarbrough (Axon Enterprise, Inc. Administrator), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 30 consecutive Trading Days during the relevant Observation Period, one-thirtieth of the product of (a) the Conversion Rate in effect immediately after the close of business on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount divided by 30.

“Daily Net Settlement Amount” means, for each of the 30 consecutive Trading Days during the relevant Observation Period, a number of shares of the Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily Settlement Amount,” for each of the 30 consecutive Trading Days during the relevant Observation Period, shall consist of:

(a) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value for such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, the Daily Net Settlement Amount.

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AXON <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Deemed Redemption” shall have the meaning specified in Section 14.01(b)(v).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts payable or deliverable on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, the Optional Repurchase Price, cash consideration due upon conversion, principal or Special Interest) that are payable but are not punctually paid or duly provided for.

“Default Interest” shall have the meaning specified in Section 2.03(c).

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 14.12(a).

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.12(a).

“Exempted Fundamental Change” shall have the meaning specified in Section 15.01(f).

“Final Put Date” shall have the meaning set forth in Section 15.04(g).

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Holder Optional Repurchase Notice” means the “Form of Holder Optional Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Freely Tradable” means, with respect to any shares of Common Stock issuable or deliverable upon exercise of the Company’s Repurchase Share Delivery Option, that (i) such shares would be eligible to be offered, sold or otherwise transferred if held by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act or any requirement as to qualification under applicable state securities laws, and (ii) such shares (x) will not be identified by a “restricted” CUSIP or ISIN number and (y) will not be represented by any certificate that bears a restricted note legend.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) except in connection with transactions described in clause (b) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its direct or indirect Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, has become and files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such “person” or “group” has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Common Stock representing more than 50% of the voting power of the Common Stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A) or clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)). In addition, it shall not constitute a Fundamental Change pursuant to clause (d) above if (x) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) solely after the close of the regular trading session on any Scheduled Trading Day and (y) the Common Stock (or other common stock underlying the Notes) is re-listed or re-quoted on one of The New

York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) prior to open of the regular trading session on the immediately succeeding Scheduled Trading Day. If any transaction in which the Common Stock is replaced by the common stock or other Common Equity of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition, following the effective date of such transaction), references to the Company in this definition shall instead be references to such other entity and references to the Company’s Common Stock shall instead be references to any Common Equity (or American depositary receipts (or other interests) in respect thereof) underlying the Notes.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.01(a).

The terms “given”, “mailed”, “notify” or “sent” with respect to any notice to be given to a Holder pursuant to the Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register (in the case of a Physical Note), in each case, in accordance with Section 17.03. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under the Indenture.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Holder Optional Repurchase Notice” shall have the meaning specified in Section 15.04(g).

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture, as the same may be further amended or supplemented from time to time with respect to the Notes.

“Last Reported Sale Price” of the Common Stock (or any other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Market Disruption Event” means, for purposes of determining amounts due upon conversion or upon exercise by the Company of its Repurchase Share Delivery Option, (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means September 15, 2031.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Notice of Redemption” shall have the meaning specified in Section 16.02(a).

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to June 15, 2031, the 30 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) with respect to any Called Notes, if the relevant Conversion Date occurs during the related Redemption Period, the 30 consecutive Trading Days beginning on, and including, the 31st Scheduled Trading Day immediately preceding the related Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date occurs on or after June 15, 2031, the 30 consecutive Trading Days beginning on, and including, the 31st Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means, with respect to the Company, the chief executive officer, the president, the chief financial officer, any executive vice president, any senior vice president, the general counsel, the chief legal officer, the corporate controller, the secretary, any assistant secretary, the treasurer and any assistant treasurer (or any other individual designated as an “Officer” for the purposes of the Indenture by the Board of Directors, the sole member or the sole manager (as applicable), or by the president, chief executive officer, chief financial officer, executive vice president, corporate controller or chief legal officer, of the Company) (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity.

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by any Officer of the Company. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial, legal or accounting officer (including, without limitation, the Corporate Controller) of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel who is reasonably acceptable to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“Optional Redemption” shall have the meaning specified in Section 16.01.

“Optional Repurchase” shall have the meaning specified in Section 15.04(a).

“Optional Repurchase Date” means March 20, 2031.

“Optional Repurchase Price” shall have the meaning specified in Section 15.04(a).

“Optional Repurchase Right” shall have the meaning specified in Section 15.04(a).

“Optional Repurchase Settlement Date” shall have the meaning specified in Section 15.04(h).

“Optional Repurchase Valuation Date” shall have the meaning specified in Section 15.04(a).

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Supplemental Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to the second paragraph of Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes surrendered for repurchase in accordance with Article 15 for which the Paying Agent holds money and, if applicable, shares of Common Stock sufficient to pay or satisfy, as applicable, the Fundamental Change Repurchase Price or the Optional Repurchase Price, in accordance with Section 15.03 or Section 15.04(g), as applicable;

(e) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(f) Notes redeemed pursuant to Article 16.

“Partial Redemption Limitation” shall have the meaning specified in Section 16.01.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Per Note Daily Maximum” means the quotient obtained by dividing (a) the Per Note Share Maximum in effect immediately after the close of business on each Trading Day in the Repurchase Observation Period by (b) 50.

“Per Note Share Maximum” means, with respect to each $1,000 principal amount of Notes, the number of shares of Common Stock that the Company specifies in the Company Notice of Optional Repurchase; provided that the Per Note Share Maximum so specified for the Notes shall not exceed the quotient obtained as of the close of business on the second Scheduled Trading Day immediately preceding the Company Notice of Optional Repurchase of (i) the Aggregate Share Maximum as of such time divided by (ii) the quotient obtained from dividing (x) the principal amount of the Notes outstanding as of such time by (y) $1,000. Following the close of business on the second Scheduled Trading Day immediately preceding the Company Notice of Optional Repurchase, the Per Note Share Maximum so specified shall be subject to adjustment in the same manner and at the same time as the Conversion Rate solely as set forth under Section 14.04(a).

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Prospectus Supplement” means the preliminary prospectus supplement dated September 15, 2026, as supplemented by the related pricing term sheet dated September 15, 2026, relating to the offering and sale of the Notes.

“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a Qualified Successor Entity with respect to such Business Combination Event if either (i) such Business Combination Event is an Exempted Fundamental Change; or (ii) both of the following conditions are satisfied: (1) either (a) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, Wholly Owned Subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (b) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the Code, for Holders or beneficial owners of the Notes; and (2) either (A) such Business Combination Event constitutes a Share Exchange Event whose Reference Property consists solely of any combination of cash in U.S. dollars and shares of Common Stock or other corporate Common Equity interests of an entity that is (I) treated as a corporation for U.S. federal income tax purposes; (II) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (III) the direct or indirect parent (and a related party within the meaning of Section 267 or 707(b)(1) of the Code) of such limited liability company, limited partnership or other similar entity; or (B) both of the following conditions are satisfied: (I) such Business Combination Event does not constitute a Share Exchange Event; and (II) the Company (x) remains an obligor of the Notes following such Business Combination Event and is treated as a domestic corporation for U.S. federal income tax purposes; and (y) is the direct or indirect parent (and a related party within the meaning of Section 267 or 707(b)(1) of the Code) of such limited liability company, limited partnership or similar entity.

“Redemption” shall have the meaning specified in Section 16.01.

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Period” means, with respect to any Optional Redemption or Cleanup Redemption, the period from, and including, the date on which the Company delivers a Notice of Redemption for such Optional Redemption or Cleanup Redemption until the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date (or, if the Company defaults in the payment of the Redemption Price, until the close of business on the Scheduled Trading Day immediately preceding the date on which the Redemption Price has been paid or duly provided for).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid Special Interest, if any, to, but excluding, the Redemption Date (unless any payment of Special Interest is due in respect of a Special Interest Payment Date and the Redemption Date falls after the related Special Interest Record Date but on or prior to the immediately succeeding Special Interest Payment Date, in which case any Special Interest accrued and unpaid to, but excluding, the Special Interest Payment Date will be paid by the Company to Holders of record of such Notes as of the close of business on such Special Interest Record Date on, or at the Company’s election, before, such Special Interest Payment Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Relevant Stock Exchange” means The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“Reporting Event of Default” shall have the meaning specified in Section 6.03.

“Repurchase Daily Cash Value” means, for the applicable Trading Day, the difference of (i) $20 minus (ii) the Repurchase Daily Share Value.

“Repurchase Daily Share Number” means the quotient obtained by dividing (i) $20 by (ii) the Daily VWAP for the applicable Trading Day, rounded down to the nearest 1/10,000th of a share; provided that if the Repurchase Daily Share Number would be greater than the Per Note Daily Maximum, the Repurchase Daily Share Number shall be the Per Note Daily Maximum.

“Repurchase Daily Share Value” means the product of (i) the Repurchase Daily Share Number and (ii) the Daily VWAP for the applicable Trading Day.

“Repurchase Observation Period” with respect to any Note subject to an Optional Repurchase and the Company’s Repurchase Share Delivery Option means the 50 consecutive Trading Day period beginning on, and including, the 53rd Scheduled Trading Day immediately preceding the Optional Repurchase Date.

“Repurchase Option Cash” shall have the meaning set forth in Section 15.04(i).

“Repurchase Option Shares” shall have the meaning set forth in Section 15.04(i).

“Repurchase Share Delivery Option” shall have the meaning specified in Section 15.04(b).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to the Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of the Indenture.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(v).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company pursuant to the terms of the Indenture.

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Share Exchange Event” shall have the meaning specified in Section 14.07(a).

“Significant Subsidiary” means a Subsidiary of the Company that is a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X promulgated by the Commission as such rule is in effect on the date hereof; provided that, in the case of a Subsidiary that meets the criteria of clause (1)(iii) of the definition thereof but not clause (1)(i) or (1)(ii) thereof, in each case as such rule is in effect on the date hereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $125,000,000. For the avoidance of doubt, to the extent any such Subsidiary would not be deemed to be a “significant subsidiary” under the relevant definition set forth in Article 1, Rule 1-02(w) of Regulation S-X (or any successor rule) as in effect on the relevant date of determination, such Subsidiary shall not be deemed to be a “Significant Subsidiary” under the Indenture irrespective of whether such Subsidiary has greater than $125,000,000 in income from continuing operations as described in the immediately preceding sentence.

“Special Interest” means all amounts, if any, payable pursuant to Section 6.03.

“Special Interest Payment Date” means each March 15 and September 15 of each year (if Special Interest is then payable).

“Special Interest Record Date” with respect to any Special Interest Payment Date, means the March 1 or September 1 (whether or not such day is a Business Day) immediately preceding the applicable March 15 or September 15 Special Interest Payment Date, respectively.

“Specified Dollar Amount” shall mean the maximum cash amount (excluding cash in lieu of any fractional share) per $1,000 principal amount of Notes to be received upon conversion as specified in the notice specifying the Company’s chosen Settlement Method (or as the Company is otherwise deemed to have elected) pursuant to the terms of the Indenture.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Entity” shall have the meaning specified in Section 11.01(a).

“Supplemental Indenture” means this First Supplemental Indenture, as amended or supplemented from time to time.

“Trading Day” means, except for purposes of determining amounts due upon conversion or upon exercise by the Company of its Repurchase Share Delivery Option, a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Select Market or, if the Common Stock (or such other security) is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided further that, for purposes of determining amounts due upon conversion or upon exercise by the Company of its Repurchase Share Delivery Option only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If, on any determination date, the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Supplemental Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%,” the calculation of which shall exclude nominal amounts of the voting power of shares of Capital Stock or other interests in the relevant Subsidiary not held by such person to the extent required to satisfy local minority interest requirements outside of the United States.

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Supplemental Indenture shall be deemed to refer solely to Special Interest (if, in such context, Special Interest is, was or would be payable pursuant to Section 6.03) and/or any Default Interest as set forth in Section 2.03(c).

Section 1.03. Interpretation; Scope of Supplemental Indenture; Suppression of Base Indenture.

(a) The amendments to the Base Indenture made by this Supplemental Indenture will apply solely with respect to the Notes and not with respect to any other class or series of Securities (as defined in the Base Indenture). For purposes of the Notes, if any provision of this Supplemental Indenture conflicts with any provision of the Base Indenture, then this Supplemental Indenture will control to the extent of such conflict.

(b) Applicability of Base Indenture. Without limiting subsection (a), for purposes of the Notes:

(i) To the extent that the definition of “interest” in Section 1.01 of the Base Indenture conflicts with Section 1.02 of this Supplemental Indenture, that definition will not apply to the Notes and will instead be deemed to be replaced with Section 1.02 of this Supplemental Indenture;

(ii) Section 1.02 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 17.05 of this Supplemental Indenture;

(iii) Section 1.03 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 17.05 of this Supplemental Indenture;

(iv) Section 1.04 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 8 of this Supplemental Indenture;

(v) Section 1.05 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 17.03 of this Supplemental Indenture;

(vi) Section 1.06 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 17.03 of this Supplemental Indenture;

(vii) Section 1.07 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 17.18 of this Supplemental Indenture;

(viii) Section 1.08 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 17.09 of this Supplemental Indenture;

(ix) Section 1.09 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 17.01 of this Supplemental Indenture;

(x) Section 1.10 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 17.12 of this Supplemental Indenture;

(xi) Section 1.11 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 17.08 of this Supplemental Indenture;

(xii) Section 1.12 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 17.04 of this Supplemental Indenture;

(xiii) Section 1.13 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 17.06 of this Supplemental Indenture;

(xiv) Section 1.15 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 17.13 of this Supplemental Indenture;

(xv) Section 1.16 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 17.14 of this Supplemental Indenture;

(xvi) Section 2.01 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 2.02 of this Supplemental Indenture;

(xvii) Section 2.02 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Sections 2.02 and 2.04 of this Supplemental Indenture;

(xviii) Section 2.03 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 2.05(b) and Section 2.05(c) of this Supplemental Indenture;

(xix) Section 3.02 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 2.03 of this Supplemental Indenture;

(xx) Section 3.03 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 2.04 of this Supplemental Indenture;

(xxi) Section 3.04 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 2.07 of this Supplemental Indenture;

(xxii) Section 3.05 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 2.05 of this Supplemental Indenture;

(xxiii) Section 3.06 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 2.06 of this Supplemental Indenture;

(xxiv) Section 3.07 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Sections 2.03 and 4.01 of this Supplemental Indenture;

(xxv) Section 3.08 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 8.03 of this Supplemental Indenture;

(xxvi) Section 3.09 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 2.08 of this Supplemental Indenture;

(xxvii) Section 3.10 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 2.03 of this Supplemental Indenture;

(xxviii) Section 3.11 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 2.09 of this Supplemental Indenture;

(xxix) Section 4.01 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 3.01 of this Supplemental Indenture;

(xxx) Section 4.02 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Sections 3.01 and 4.04 of this Supplemental Indenture;

(xxxi) Section 5.01 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 6.01 of this Supplemental Indenture;

(xxxii) Section 5.02 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 6.02 of this Supplemental Indenture;

(xxxiii) Sections 5.03, 5.04 and 5.05 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Sections 6.04 and 6.07 of this Supplemental Indenture;

(xxxiv) Section 5.06 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 6.05 of this Supplemental Indenture;

(xxxv) Sections 5.07 and 5.08 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 6.06 of this Supplemental Indenture;

(xxxvi) Section 5.09 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 6.02 and Section 6.04 of this Supplemental Indenture;

(xxxvii) Sections 5.10 and 5.11 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 6.08 of this Supplemental Indenture;

(xxxviii) Sections 5.12 and 5.13 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 6.09 of this Supplemental Indenture;

(xxxix) Section 5.14 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 6.11 of this Supplemental Indenture;

(xl) Section 5.15 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 4.07 of this Supplemental Indenture;

(xli) Section 6.01 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 7.01 of this Supplemental Indenture;

(xlii) Section 6.02 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 6.10 of this Supplemental Indenture;

(xliii) Section 6.03 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 7.02 of this Supplemental Indenture;

(xliv) Section 6.04 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 7.03 of this Supplemental Indenture;

(xlv) Section 6.05 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 7.04 of this Supplemental Indenture;

(xlvi) Section 6.06 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 7.05 of this Supplemental Indenture;

(xlvii) Section 6.07 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 7.06 of this Supplemental Indenture;

(xlviii) Section 6.08 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 7.08 of this Supplemental Indenture;

(xlix) Section 6.09 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 7.09 of this Supplemental Indenture;

(l) Section 6.10 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 7.10 of this Supplemental Indenture;

(li) Section 6.11 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 7.11 of this Supplemental Indenture;

(lii) Section 7.01 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 5.01 of this Supplemental Indenture;

(liii) Section 7.02(a) of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 5.02 of this Supplemental Indenture;

(liv) Section 7.04 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 4.06 of this Supplemental Indenture;

(lv) Article Eight of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 11 of this Supplemental Indenture;

(lvi) Section 9.01 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 10.01 of this Supplemental Indenture;

(lvii) Section 9.02 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 10.02 of this Supplemental Indenture;

(lviii) Section 9.03 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Sections 10.01, 10.02 and 10.05 of this Supplemental Indenture;

(lix) Section 9.04 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 10.03 of this Supplemental Indenture;

(lx) Section 9.06 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 10.04 of this Supplemental Indenture;

(lxi) Section 10.01 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 4.01 of this Supplemental Indenture;

(lxii) Section 10.02 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 4.02 of this Supplemental Indenture;

(lxiii) Section 10.03 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 4.04 of this Supplemental Indenture;

(lxiv) Sections 10.04 through 10.08 and Section 10.10 of the Base Indenture will not apply to the Notes;

(lxv) Section 10.09 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 4.08 of this Supplemental Indenture;

(lxvi) Article Eleven of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 16 of this Supplemental Indenture;

(lxvii) Article Twelve of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 16.01 of this Supplemental Indenture, which provides that no sinking fund is provided for the Notes; and

(lxviii) Article Thirteen of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 9 of this Supplemental Indenture.

Each reference in the Base Indenture to any Article or Section (or part of any Article or Section) of the Base Indenture referred to in the preceding clauses of this Section 1.03 will, for purposes of the Notes, be deemed instead to be a reference to the respective Article or Section (or corresponding part of the respective Article or Section) referred to in the preceding clauses of this Section 1.03.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “0% Convertible Senior Notes due 2031.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $1,150,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between the Indenture and a Note, the provisions of the Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture. Payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid Special Interest, if any, on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein. Any cash or shares of Common Stock deliverable in respect of an Optional Repurchase shall be paid or delivered, as applicable, in accordance with Section 15.04.

Section 2.03. Date and Denomination of Notes; No Regular Interest; Payments of Interest and Defaulted Amounts.

(a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall not bear regular interest, and the principal amount of the Notes shall not accrete. Special Interest and Default Interest on the Notes, if any, shall accrue during the periods specified in Section 6.03 and Section 2.03(c), as applicable, and shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Special Interest Record Date with respect to any Special Interest Payment Date shall be entitled to receive any Special Interest payable on such Special Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. Any cash or shares of Common Stock deliverable in respect of an Optional Repurchase shall be paid or delivered, as applicable, in accordance with Section 15.04. The Company shall pay, or cause the Paying Agent to pay, Special Interest, if any, on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon written application by such a Holder to the Note Registrar not later than the relevant Special Interest Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided the Company, the Trustee or the Paying Agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date and shall not accrue interest except on those days, if any, when Special Interest accrues on such Note, in which case all such Defaulted Amounts shall accrue interest per annum at the then-applicable Special Interest rate borne by the Notes (“Default Interest”), subject to the enforceability thereof under applicable law, from, and including, such relevant payment or delivery date, and such Defaulted Amounts together with any such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(iii) The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Defaulted Amounts, or with respect to the nature, extent, or calculation of the amount of Defaulted Amounts owed, or with respect to the method employed in such calculation of the Defaulted Amounts.

(iv) For the avoidance of doubt, if any Defaulted Amounts, together with any required Default Interest, are paid to Holders in accordance with the terms of the Indenture prior to (x) the expiration of any applicable grace period with respect to the Default in the relevant payment as set forth in Article 6 or (ii) if later, the delivery of any related notice of acceleration, such payment Default shall be deemed cured and the Notes shall not be subject to acceleration on account of such payment Default.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or other electronic signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Chief Legal Officer, Corporate Controller or Secretary.

At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order (such Company Order to include the terms of the Notes) for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided that, subject to Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Notes.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of the Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of the Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of the Indenture any such person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Depositary.

(a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange for other Notes or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for required repurchase upon a Fundamental Change or pursuant to an Optional Repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for Redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part in an Optional Redemption.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Supplemental Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased upon a Fundamental Change, repurchased pursuant to an Optional Repurchase, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased upon a Fundamental Change, repurchased pursuant to an Optional Repurchase, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee (including in its capacity as Paying Agent) or any agent of the Company or the Trustee shall have any responsibility or liability for any act or omission of the Depositary or for the payment of amounts to owners of beneficial interest in a Global Note, for any aspect of the records relating to or payments made on account of those interests by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to those interests.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, claim, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase upon a Fundamental Change or pursuant to an Optional Repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, claim, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) the Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under the Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change, repurchase pursuant to an Optional Repurchase, Redemption, registration of transfer or exchange or conversion (other than any Notes exchanged pursuant to Section 14.12), if surrendered to the Company, any of its agents that it controls or its Subsidiaries, to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its customary procedures upon the Company’s written request. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of the Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver evidence of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on any Note, notice or elsewhere, and, provided, further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10. Additional Notes; Repurchases. The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, reopen this Supplemental Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price, and, if applicable, Special Interest or Default Interest accrued prior to the issue date of such additional Notes and, if applicable, the initial Special Interest Payment Date and restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such additional Notes shall have one or more CUSIP numbers separate from those for the Notes initially issued hereunder (or no CUSIP number); provided, however, that the Company may not issue additional Notes pursuant to this Section 2.10 on or following the Scheduled Trading Day immediately preceding the date, if any, on which the Company delivers a Company Notice of Optional Repurchase indicating that it is electing the Repurchase Share Delivery Option. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request. In addition, the Company may, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the consent of or notice to the Holders of the Notes. The Company may, at its option, reissue, resell or surrender to the Trustee for cancellation any Notes that it repurchases, in the case of a reissuance or resale, so long as such Notes do not constitute restricted securities upon such reissuance or resale and such reissuance or resale does not occur on or following the Scheduled Trading Day immediately preceding the date, if any, on which the Company delivers a Company Notice of Optional Repurchase indicating that it is electing the Repurchase Share Delivery Option; provided that if any such reissued or resold Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such reissued or resold Notes shall have one or more CUSIP numbers separate from those for the Notes initially issued hereunder (or no CUSIP number). Any Notes that the Company may repurchase (other than in connection with a Fundamental Change, an Optional Repurchase or upon Redemption) shall be considered outstanding for all purposes under this Supplemental Indenture (other than, at any time when such Notes are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof, as set forth in Section 8.04) unless and until such time as the Company surrenders them to the Trustee for cancellation and, upon receipt of a Company Order, the Trustee shall cancel all Notes so surrendered.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge. The Indenture and the Notes shall cease to be of further effect when all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 and (y) Notes for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or the Company has deposited with the Trustee, or, in the case of shares of Common Stock to satisfy conversions or obligations on an Optional Repurchase Settlement Date, the transfer agent for the Common Stock, or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, any Optional Repurchase Settlement Date, upon conversion or otherwise, cash or cash and/or shares of Common Stock (or other Reference Property), solely to satisfy outstanding conversions or the Company’s obligations on an Optional Repurchase Settlement Date, as applicable, sufficient to pay all of the outstanding Notes and all other sums due and payable under the Indenture or the Notes by the Company; and the Trustee upon request of the Company contained in an Officer’s Certificate and at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of the Indenture and the Notes, when the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture and the Notes have been complied with. Notwithstanding the satisfaction and discharge of the Indenture or the earlier resignation or removal of the Trustee, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal, Settlement Amounts and Special Interest. The Company covenants and agrees that it will cause to be paid or delivered, as applicable, the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Optional Repurchase Price, if applicable) of, and the Settlement Amounts, if applicable, and accrued and unpaid Special Interest and Default Interest, if any, on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Any applicable withholding taxes (including backup withholding) that are paid on behalf of a Holder or beneficial owner may be withheld from or set off against payments of interest, if any, payments or deliveries received upon conversion, repurchase, redemption or maturity of the Notes, any payments on the Common Stock, or sales proceeds payable to, or other funds or assets of, the Holder or beneficial owner.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the contiguous United States of America an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the contiguous United States of America.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States of America for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the contiguous United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served; provided that no office of the Trustee shall be a place for service of legal process for the Company.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent. If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will comply with the provisions of the Trust Indenture Act applicable to it as such Paying Agent and hold all sums and, if applicable, shares of Common Stock held by it as such agent for the payment or delivery, as applicable, of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Optional Repurchase Price, if applicable) of, and any accrued and unpaid Special Interest or Default Interest, if any, on, the Notes in trust for the benefit of the Holders;

(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment or delivery, as applicable, of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Optional Repurchase Price, if applicable) of, and accrued and unpaid Special Interest or Default Interest, if any, on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay or deliver to the Trustee all sums and, if applicable, shares of Common Stock so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid Special Interest or Default Interest, if any, on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal or accrued and unpaid Special Interest or Default Interest; in the case of any Optional Repurchase for which the Company has not elected the Repurchase Share Delivery Option, on or before the Optional Repurchase Date, deposit with the Paying Agent a sum sufficient to pay the Optional Repurchase Price; and, in the case of any Optional Repurchase for which the Company has elected the Repurchase Share Delivery Option, on or before the Optional Repurchase Settlement Date, deposit with the Paying Agent the shares of Common Stock and any cash sufficient to satisfy the Company’s obligations under Section 15.04; and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if any such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid Special Interest or Default Interest, if any, on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal and accrued and unpaid Special Interest or Default Interest, if any; in the case of any Optional Repurchase for which the Company has not elected the Repurchase Share Delivery Option, on or before the Optional Repurchase Date, set aside, segregate and hold in trust a sum sufficient to pay the Optional Repurchase Price; and, in the case of any Optional Repurchase for which the Company has elected the Repurchase Share Delivery Option, on or before the Optional Repurchase Settlement Date, set aside, segregate and hold in trust shares of Common Stock and any cash sufficient to satisfy the Company’s obligations under Section 15.04, and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment or delivery, as applicable, of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Optional Repurchase Price, if applicable) of, or accrued and unpaid Special Interest or Default Interest, if any, on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of the Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts and, if applicable, shares of Common Stock held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums, amounts and shares to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums, amounts and shares.

(d) Subject to applicable escheatment laws, any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Optional Repurchase Price, if applicable) of, any accrued and unpaid Special Interest or Default Interest, if any, on and the consideration due upon conversion or any Optional Repurchase of any Note and remaining unclaimed for two years after such principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Optional Repurchase Price, if applicable), any Special Interest or Default Interest, if any, or consideration due upon conversion or any Optional Repurchase has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease.

(e) Upon any Event of Default pursuant to Section 6.01(h) or (i) with respect to the Company, the Trustee shall automatically be Paying Agent for the Notes.

Section 4.05. Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06. Company Reports. The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to, or for which the Company is actively seeking, confidential treatment and any correspondence with the Commission, and giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor thereto)). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor system) shall be deemed to be filed with the Trustee for purposes of this Section 4.06 at the time such documents are filed via the EDGAR system (or such successor), it being understood that the Trustee shall not be responsible for determining whether such filings have been made. The Company shall also comply with its other obligations under Section 314(a)(1) of the Trust Indenture Act. The “grace periods” referred to in this paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that it expects to or will file, such report before the expiration of such maximum period.

Delivery of the reports, information and documents described in the preceding paragraph to the Trustee is for informational purposes only, and the information and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2026) an Officer’s Certificate stating whether the signers thereof have knowledge of any Event of Default that occurred during the previous year and, if so, specifying each such Event of Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, within 30 days after the Company obtains knowledge of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Event of Default or Default has been cured or is no longer continuing.

Section 4.09. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 10 days after each March 1 and September 1 in each year beginning with March 1, 2027, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may dispose of any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of Special Interest on any Note when due and payable, and the default continues for a period of 30 days;

(b) (A) default in the payment of principal of any Note when due and payable on the Maturity Date, upon any Optional Redemption, upon any Cleanup Redemption, upon any required repurchase (including payment of the Fundamental Change Repurchase Price or the Optional Repurchase Price), upon declaration of acceleration or otherwise, or (B) failure to pay or, if applicable, deliver the requisite shares of Common Stock (and such failure to deliver the requisite shares of Common Stock continues for five Business Days), when due and payable, or deliverable, upon any required repurchase as described in Section 15.04;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right and such failure continues for five Business Days;

(d) failure by the Company to give (i) a Company Notice of Optional Repurchase in accordance with Section 15.04(b) when due and such failure continues for three Business Days; (ii) a Fundamental Change Company Notice in accordance with Section 15.01(c) or notice of a Make-Whole Fundamental Change in accordance with Section 14.03(a), in either case when due and such failure continues for two Business Days; or (iii) notice of a specified corporate event in accordance with Section 14.01(b)(ii) or Section 14.01(b)(iii) when due and such failure continues for five Business Days;

(e) failure by the Company to comply with its obligations under Article 11;

(f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or the Indenture;

(g) default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $125,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture;

(h) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of its respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or

(i) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of its respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 6.02. Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing, then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company), unless the principal of, and accrued and unpaid interest, if any, on all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the outstanding Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and the Optional Repurchase Price, including delivery of consideration due in respect thereof if the Company has elected the Repurchase Share Delivery Option as provided in Section 15.04(i)) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

For the avoidance of doubt, and without limiting the manner in which any default can be cured (x) a Default consisting of a failure to send a notice in accordance with the terms of the Indenture will be cured upon the sending of such notice; (y) a Default in making any payment on (or delivering any other consideration in respect of) any Note will be cured upon the delivery, in accordance with the terms of the Indenture, of such payment (or other consideration) together, if applicable, with Default Interest thereon; and (z) a Default that is a Reporting Event of Default shall be cured upon the filing of the relevant report or reports giving rise to such Default; provided that, for the avoidance of doubt, (i) if a Default that is not an Event of Default is cured or waived before such Default would have constituted an Event of Default, then no Event of Default will result from such Default; (ii) the cure of any Event of Default will not affect any acceleration that has occurred before such cure; and (iii) the cure of any Reporting Event of Default described under Section 6.03 will not affect the accrual of any Special Interest before such cure. In addition, if an Event of Default is cured or waived before any related notice of acceleration is delivered, such Event of Default shall be deemed cured, and the Notes shall not be subject to acceleration on account of such Event of Default. Nothing in the immediately preceding two sentences will constitute a waiver of, or in any way limit, the right of the Trustee or any Holder to institute suit for any damages incurred as a result of any Default, even if such Default is subsequently cured.

Section 6.03. Special Interest for Reporting Events of Default. Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations under Section 4.06 (a “Reporting Event of Default”) shall, for the first 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Special Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding for each day that such Event of Default is continuing during the first 180 days after the occurrence of such Event of Default and (y) 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such Event of Default, as long as such Event of Default is continuing. For the avoidance of doubt, the 365-day period shall not commence until the expiration of the 60-day period specified in

Section 6.01(f). If the Company so elects, such Special Interest shall be payable on the Special Interest Payment Dates. On the 366th day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations under Section 4.06 is not cured or waived prior to such 366th day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations under Section 4.06. In the event the Company does not elect to pay Special Interest following an Event of Default in accordance with this Section 6.03 or the Company elects to make such payment but does not pay the Special Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Special Interest as the sole remedy during the first 365 days after the occurrence of any Event of Default relating to the Company’s failure to comply with its obligations under Section 4.06 in accordance with the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) in writing of such election prior to the beginning of such 365-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In no event shall Special Interest, if any, payable at the Company’s election for failure to comply with its obligations under Section 4.06 as set forth in this Section 6.03 accrue at a rate in excess of 0.50% per annum pursuant to the Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Special Interest.

Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including any Redemption Price, Fundamental Change Repurchase Price or Optional Repurchase Price, as applicable) and interest, if any, and, if applicable, deliver to the Trustee any shares of Common Stock then due in respect of an Optional Repurchase pursuant to Section 15.04, with no interest accruing on any overdue principal or Special Interest, if any, except on those days, if any, when Special Interest accrues on such Note, in which case such payments will accrue interest at the then-applicable Special Interest rate from such required payment date, if any (or, if later, from the first date on which Special Interest began to accrue on such Notes), and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay or deliver such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal (including any Redemption Price, Fundamental Change Repurchase Price or Optional Repurchase Price, as applicable) and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees and expenses, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee in all of its capacities under the Indenture;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest, if any, on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (if any and to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, the Fundamental Change Repurchase Price or the Optional Repurchase Price and any cash or shares of Common Stock due upon conversion or any required repurchase) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest, if any, at the rate borne by the Notes at such time, and in case such monies or property shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price or the Optional Repurchase Price and any cash or shares of Common Stock due upon conversion or any required repurchase) and interest, if any, without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price or the Optional Repurchase Price and any cash or shares of Common Stock due upon conversion or any required repurchase) and accrued and unpaid interest, if any; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price or the Optional Repurchase Price) or interest, if any, when due, or the right to receive payment or delivery of the consideration due upon conversion or any Optional Repurchase pursuant to Section 15.04, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture or the Notes to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered, and if requested, provided to the Trustee such security or indemnity reasonably satisfactory to it against any loss, claim, liability or expense to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holder), or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Optional Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion or any Optional Repurchase pursuant to Section 15.04 of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that such direction shall not be in conflict with any rule of law or with the Indenture, and the Trustee may take any other action deemed proper by the Trustee and that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability (it being understood that the Trustee does not have an affirmative duty to determine whether any action is prejudicial to any Holder). The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes) may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except any continuing defaults relating to (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price, Fundamental Change Repurchase Price or Optional Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion or any Optional Repurchase of the Notes pursuant to Section 15.04 or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. Notice of Defaults. If a Default occurs and is continuing and is actually known to a Responsible Officer, the Trustee shall deliver to all Holders notice of the Default upon the later of (x) within 90 days after the date on which such default occurred, if actually known to a Responsible Officer, and (y) promptly after a Responsible Officer obtains knowledge thereof, unless such Default shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price, the Fundamental Change Repurchase Price and the Optional Repurchase Price, if applicable), or accrued and unpaid interest, if any, on any Note or a Default in the payment or delivery of the consideration due upon conversion or any required repurchase, the Trustee may withhold (and shall be protected in so withholding) such notice if and so long as it determines that the withholding of such notice is in the interests of the Holders. For the avoidance of doubt, the Trustee will not be required to deliver such notice at any time after such Default or Event of Default is cured or waived.

Section 6.11. Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or any accrued and unpaid Special Interest or Default Interest, if any, on any Note (including, but not limited to, the Redemption Price, the Fundamental Change Repurchase Price and the Optional Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion or Optional Repurchase, in each case in accordance with the provisions of Article 14 or Section 15.04, as the case may be.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to it against any loss, claim, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of the Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of the Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Indenture and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

(ii) in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may, as to the truth of the statements and the correctness of the opinions expressed therein, conclusively rely upon any certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture;

(d) whether or not therein provided, every provision of the Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to the Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(g) the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under the Indenture;

(h) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses, fees, taxes or other charges incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(i) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or transfer agent.

None of the provisions contained in the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, judgment, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) whenever in the administration of the Indenture, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, conclusively rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel of its selection, and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(h) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such times to take specified actions pursuant to the Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(i) neither the Trustee nor any of its directors, officers, employees, agents, or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates, or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties or set forth herein as a result of any inaccuracy or incompleteness;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered, and if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(l) in no event shall the Trustee be liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(m) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been received by a Responsible Officer of the Trustee from the Company or from any Holder.

Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of the Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of the Indenture.

Section 7.04. Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent (if other than the Company or any Affiliate thereof) or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar.

Section 7.05. Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time and the Trustee shall receive such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of the Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction. The Company also covenants to indemnify the Trustee or any predecessor Trustee in any capacity under the Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final order of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of the Indenture or in any other capacity hereunder and the enforcement of the Indenture (including this Section 7.06), including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of the Indenture and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of the Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of the Indenture upon the faith thereof.

Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign promptly in the manner and with the effect hereinafter specified in this Article. The Trustee shall comply with Trust Indenture Act Sections 310(a)(5) and 310(b).

Section 7.09. Resignation or Removal of Trustee. The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation to the Holders, the resigning Trustee may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Note or Notes for at least six months (or since the date of this Supplemental Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide Holder of a Note or Notes for at least six months (or since the date of this Supplemental Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company, shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11. Succession by Merger, Etc. Any organization or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of the Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any organization or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such organization or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by the Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in the Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under the Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under the Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with the Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01. Action by Holders. Whenever in the Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date, if one is selected, shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument or writing by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price, Fundamental Change Repurchase Price or Optional Repurchase Price) of and (subject to Section 2.03) any accrued and unpaid Special Interest or Default Interest, if any, on such Note, for conversion of such Note and for all other purposes under the Indenture, except as otherwise provided in the Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected nor incur any liability by any notice to the contrary. The sole registered Holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in the Indenture or the Notes, following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of the Indenture.

Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under the Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in the Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under the Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall be a Holder of one or more Notes on the record date pertaining to such meeting or be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Regulations. Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Holders. The Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture for one or more of the following purposes:

(a) to cure any ambiguity, mistake, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Entity of the obligations of the Company under the Indenture pursuant to Article 11;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to make any change that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect, as determined by the Company in good faith;

(g) to irrevocably elect a Settlement Method or Specified Dollar Amount (or a minimum Specified Dollar Amount), or eliminate the Company’s right to elect a particular Settlement Method; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 14.02(a);

(h) in connection with any Share Exchange Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;

(i) to conform the provisions of the Indenture or the Notes to the “Description of Notes” section of the Prospectus Supplement as evidenced in an Officer’s Certificate;

(j) to comply with the rules of any applicable Depositary, including The Depository Trust Company, so long as such amendment does not adversely affect the rights of any Holder in any material respect;

(k) to appoint a successor trustee with respect to the Notes;

(l) to increase the Conversion Rate as provided in the Indenture;

(m) to provide for the issuance of additional Notes in accordance with Section 2.10;

(n) to provide for any transfer restrictions that apply to any Notes issued under the Indenture (other than the Notes offered pursuant to the Prospectus Supplement and any Notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 or that are originally issued in reliance upon Regulation S under the Securities Act; provided that any such additional Notes issued under the Indenture shall bear a CUSIP number separate from that for any Notes offered pursuant to the Prospectus Supplement and any Notes issued in exchange therefor or in substitution thereof (or shall bear no CUSIP number);

(o) to comply with any requirement of the Commission in connection with effecting or maintaining the qualification of the Indenture under the Trust Indenture Act, as then in effect; or

(p) to provide for the acceptance of appointment by a successor Trustee, Note Registrar, Paying Agent, Bid Solicitation Agent or Conversion Agent to facilitate the administration of the trusts under the Indenture by more than one trustee.

Upon the written request of the Company and the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, the Notes or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the principal amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of applicable Special Interest or Default Interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) except as required by the Indenture, make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Redemption Price, the Fundamental Change Repurchase Price or the Optional Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments or deliveries of shares of Common Stock, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g) change the ranking of the Notes; or

(h) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture described in Section 10.01 or this Section 10.02 becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties, indemnities, privileges and immunities under the Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of the Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05. Evidence of Compliance of Supplemental Indenture To Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by the Indenture; such Opinion of Counsel to include a customary legal opinion stating that such supplemental indenture is the valid and binding obligation of the Company, subject to customary exceptions and qualifications. The Trustee shall have no responsibility for determining whether any amendment or supplemental indenture will or may have an adverse effect on any Holder.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE OF THE COMPANY

Section 11.01. Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect Wholly Owned Subsidiaries, in which case, for the avoidance of doubt, the transferee shall not succeed to, and the Company shall not be discharged from, its obligations under the Notes or the Indenture) (a “Business Combination Event”) unless:

(a) the resulting, surviving or transferee Person, if not the Company, shall be a Qualified Successor Entity (such entity, the “Successor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Entity (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and the Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02. Successor Corporation to Be Substituted. In case of any such Business Combination Event and upon the assumption by the Successor Entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, such Successor Entity (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and may thereafter exercise every right and power of the Company under the Indenture. Such Successor Entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Entity instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such Business Combination Event (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of the Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes. In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest, if any, on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor entity, either directly or through any such Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Supplemental Indenture and the issue of the Notes.

ARTICLE 13

[INTENTIONALLY OMITTED]

ARTICLE 14

CONVERSION OF NOTES

Section 14.01. Conversion Privilege.

(a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is a minimum of $1,000 principal amount or an integral multiple thereof) of such Note subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding June 15, 2031, under the circumstances and during the periods set forth in Section 14.01(b), and regardless of the conditions described in Section 14.01(b), on or after June 15, 2031, and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 1.5336 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”). The Trustee shall have no obligation to make any determination as to whether any of the conditions described in Section 14.01(b) have been satisfied.

(b)

(i) Prior to the close of business on the Business Day immediately preceding June 15, 2031, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on each such Trading Day and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in the Indenture. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder of at least $2,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the Conversion Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. At such time as the Company instructs the Bid Solicitation Agent (if other than the Company) to obtain bids, the Company shall provide the Bid Solicitation Agent with the names and contact information for the securities dealers it selected and the Company shall instruct such securities dealers to provide bids to the Bid Solicitation Agent. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when the Company is required to, instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes on any date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. Any such determination shall be conclusive absent manifest error. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing and thereafter neither the Company nor the Bid Solicitation Agent (if other than the Company) shall be required to solicit bids (or determine the Trading Price of the Notes as set forth in the Indenture) again unless a new Holder request is made as provided in this subsection (b)(i).

(ii) If, prior to the close of business on the Business Day immediately preceding June 15, 2031, the Company elects to:

(A) distribute to all or substantially all holders of the Common Stock any rights, options or warrants (other than in connection with a stockholder rights plan prior to the separation of such rights from the Common Stock) entitling them, for a period of not more than 60 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution; or

(B) distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights to purchase securities of the Company (other than in connection with a stockholder rights plan prior to separation of such rights from the Common Stock), which distribution has a per share value, as reasonably determined by the Company in good faith, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing at least 38 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur). Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution and (2) the Company’s announcement that such distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time; provided that Holders may not convert their Notes pursuant to this subsection (b)(ii) if they participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in clause (A) or (B) of this subsection (b)(ii) without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate as of the record date for such distribution, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iii) If (A) a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding June 15, 2031, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.01, or (B) the Company is a party to a Share Exchange Event (other than a Share Exchange Event that is solely for the purpose of changing the Company’s jurisdiction of organization that (x)

does not constitute a Fundamental Change or a Make-Whole Fundamental Change and (y) results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity and such common stock becomes Reference Property for the Notes) that occurs prior to the close of business on the Business Day immediately preceding June 15, 2031 (each such Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, a “Corporate Event”), all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the effective date of such Corporate Event until the earlier of (x) 35 Trading Days after the effective date of the Corporate Event (or, if the Company gives notice after the effective date of such Corporate Event, until 35 Trading Days after the date the Company gives notice of such Corporate Event) or, if such Corporate Event also constitutes a Fundamental Change (other than an Exempted Fundamental Change), until the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date and (y) the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing as promptly as practicable following the effective date of such Corporate Event. If the Company does not provide such notice by the second Business Day after such effective date, then the last day on which the Notes are convertible will be extended by the number of Business Days from, and including, the second Business Day after such effective date to, but excluding, the date the Company provides such notice.

(iv) Prior to the close of business on the Business Day immediately preceding June 15, 2031, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on December 31, 2026 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day, as determined by the Company.

(v) If the Company calls any Notes for Redemption pursuant to Article 16, then a Holder may surrender all or any portion of its Called Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the applicable Redemption Date, even if the Called Notes are not otherwise convertible at such time. After that time, the right to convert such Called Notes on account of the Company’s delivery of a Notice of Redemption shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Called Notes may convert all or a portion of its Called Notes until the close of business on the Scheduled Trading Day immediately preceding the date on which the Redemption Price has been paid or duly provided for. If the Company elects to redeem less than all of the outstanding Notes in an Optional Redemption pursuant to Section 16.01, and the Holder of any Note (or any owner of a beneficial interest in any Global Note) is reasonably not able to determine, prior to the close of business on the 34th Scheduled Trading Day immediately preceding the relevant Redemption Date (or the second Scheduled Trading Day immediately before the relevant Redemption Date if the

Company has specified in the Notice of Redemption that the Company has elected Physical Settlement of any Notes called for Redemption and submitted for conversion on or after the date of the Company’s issuance of a Notice of Redemption and prior to the close of business on the second Scheduled Trading Day prior to the related Redemption Date), whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Optional Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second Scheduled Trading Day immediately preceding such Redemption Date, unless the Company defaults in the payment of the Redemption Price, in which case such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, until the close of business on the Scheduled Trading Day immediately preceding the date on which the Redemption Price has been paid or duly provided for, and each such conversion will be deemed to be of a Note called for Optional Redemption, and such Note or beneficial interest will be deemed called for Optional Redemption solely for the purposes of such conversion (“Deemed Redemption”). In connection with a Redemption pursuant to Section 16.01, if a Holder elects to convert Called Notes during the related Redemption Period, the Company will, under certain circumstances, increase the Conversion Rate for such Called Notes pursuant to Section 14.03. Accordingly, if the Company elects to redeem fewer than all of the outstanding Notes in an Optional Redemption pursuant to Section 16.01, Holders of the Notes that are not Called Notes will not be entitled to convert such Notes pursuant to this Section 14.01(b)(v) and will not be entitled to an increase in the Conversion Rate on account of the Notice of Redemption for conversions of such Notes during the related Redemption Period, even if such Notes are otherwise convertible pursuant to any other provision of this Section 14.01(b).

Section 14.02. Conversion Procedure; Settlement Upon Conversion.

(a) Except as provided in Section 14.03(a) and Section 14.07(a), upon conversion of any Note, the Company shall satisfy its Conversion Obligation by paying or delivering, as the case may be, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock in accordance with Section 14.02(j) (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock in accordance with Section 14.02(j) (“Combination Settlement”), at its election, to the converting Holder.

(i) All conversions of (a) Called Notes for which the relevant Conversion Date occurs during the related Redemption Period, (b) on or after June 15, 2031, and (c) following the Company’s irrevocable election of a Settlement Method as described in Section 14.02(a)(iv), in each case, shall be settled using the same Settlement Method (including the same Specified Dollar Amount, if applicable).

(ii) Subject to the Company’s irrevocable election of a Settlement Method as described below, and except for any conversions of Called Notes for which the relevant Conversion Date occurs during the related Redemption Period, and any conversions for which the relevant Conversion Date occurs on or after June 15, 2031, the Company shall use the same Settlement Method (including the same Specified Dollar Amount, if applicable) for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii) If, in respect of any Conversion Date (or any conversions of Called Notes for which the relevant Conversion Date occurs during the related Redemption Period or any conversions for which the relevant Conversion Date occurs on or after June 15, 2031), the Company elects a Settlement Method, the Company shall inform converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Settlement Method it has elected (the “Settlement Notice”) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of (A) any conversions of Called Notes for which the relevant Conversion Date occurs during the related Redemption Period, in the related Notice of Redemption or (B) any conversions of Notes for which the relevant Conversion Date occurs on or after June 15, 2031, no later than June 15, 2031). If the Company calls all or any Notes for Redemption and the related Redemption Date is on or after June 15, 2031, then the Settlement Method that the Company elects to apply for conversions with a Conversion Date occurring during the related Redemption Period must be the same Settlement Method that applies to all conversions with a Conversion Date that occurs on or after June 15, 2031. If the Company does not timely elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Combination Settlement with respect to that Conversion Date, and the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation. If the Company elects Combination Settlement, but the Company does not timely notify converting Holders of the Specified Dollar Amount, such Specified Dollar Amount shall be deemed to be $1,000.

(iv) By notice to Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee), the Company may, prior to June 15, 2031, at its option, irrevocably elect to satisfy its Conversion Obligation with respect to the Notes through any Settlement Method that the Company is then permitted to elect (including Combination Settlement with a Specified Dollar Amount of $1,000 or with an ability to continue to set the Specified Dollar Amount at or above any specified amount set forth in such election notice) for all Conversion Dates occurring subsequent to delivery of such notice. If the Company elects to irrevocably fix the Settlement Method to Combination Settlement with an ability to continue to set the Specified Dollar Amount at or above a specified amount, the Company shall, after the date of such election, as the case may be, inform Holders converting their Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such Specified Dollar Amount in respect of the relevant conversion or conversions no later than the relevant settlement method election deadline for such conversion or conversions as described in Section 14.02(a)(iii), or, if the Company does not timely inform the Holders, the Trustee and the Conversion Agent of the Specified Dollar Amount, such Specified Dollar Amount shall be the specific amount set forth in the election notice or, if no specific amount was set forth in the election notice, such Specified Dollar Amount shall be deemed to be $1,000. Notwithstanding the foregoing, no such irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Section 14.02(a). For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the Indenture or the Notes, including pursuant to Section 10.01(g); however, the Company may nonetheless choose to execute such an amendment at its option. If the Company irrevocably fixes the Settlement Method pursuant to the provisions described in this clause (iv), then it shall either post the fixed Settlement Method on its website or disclose the same in a press release or current report on Form 8-K (or any successor form) that is filed with the Commission.

(v) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (plus cash in lieu of any fractional share of Common Stock issuable upon conversion);

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 30 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive Trading Days during the related Observation Period (plus cash in lieu of any fractional share of Common Stock issuable upon conversion).

(vi) The Daily Settlement Amounts, the Daily Net Settlement Amounts and the Daily Conversion Values shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts, the Daily Net Settlement Amounts and the Daily Conversion Values and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts, the Daily Net Settlement Amounts (if applicable) and the Daily Conversion Values and the amount of cash payable in lieu of delivering any fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall in the case of a Global Note, comply with the applicable procedures of the Depositary in effect at that time and, if required, pay funds equal to Special Interest, if any, payable on the next Special Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile, PDF or other electronic transmission thereof) (a notice pursuant to the applicable procedures of the Depositary or a notice as set forth in the Form of Notice of Conversion, a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to Special Interest, if any, payable on the next Special Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notes may be surrendered for conversion by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice or a Holder Optional Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn the applicable notice in accordance with Section 15.02 or Section 15.04(c), as applicable.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above.

Subject to Section 14.03(a) and Section 14.07(a), the Company shall pay, deliver or pay and deliver, as the case may be, the Settlement Amount due in respect of the Conversion Obligation to converting Holders on the second Business Day immediately following the relevant Conversion Date, if the Company shall have elected Physical Settlement (provided that, with respect to any Conversion Date occurring after the Special Interest Record Date immediately preceding the Maturity Date, other than in the case of any conversion that would have been permitted pursuant to Section 14.01(b)(ii) or Section 14.01(b)(iii) were the applicable Conversion Date occurring prior to June 15, 2031, the Company will settle any such Conversion Obligation on the Maturity Date), or on the second Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method.

If any shares of Common Stock are due to a converting Holder, the Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid Special Interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid Special Interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid Special Interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid Special Interest, if any, shall be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if any payment of Special Interest is due in respect of any Special Interest Payment Date and the Notes are converted after the close of business on the related Special Interest Record Date but prior to the open of business on the immediately following Special Interest Payment Date, Holders of such Notes as of the close of business on such Special Interest Record Date will receive the full amount of Special Interest, if any, payable on such Notes on the corresponding Special Interest Payment Date notwithstanding the conversion. As applicable, Notes surrendered for conversion during the period from the close of business on any Special Interest Record Date to the open of business on the immediately following Special Interest Payment Date must be accompanied by funds equal to the amount of Special Interest, if any, payable on the Notes so converted on the corresponding Special Interest Payment Date; provided that no such payment shall be required (1) for conversions following the Special Interest Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Special Interest Record Date and on or prior to the second Scheduled Trading Day immediately following the corresponding Special Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Special Interest Record Date and on or prior to the Business Day immediately following the corresponding Special Interest Payment Date; or (4) to the extent of any overdue Special Interest, if any overdue Special Interest exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Special Interest Record Date immediately preceding (i) the Maturity Date, (ii) any Redemption Date described in clause (2) of the immediately preceding sentence or (iii) any Fundamental Change Repurchase Date described in clause (3) of the immediately preceding sentence, as applicable, shall, in each case to the extent Special Interest is payable, receive the full Special Interest payment, if any, due on the Maturity Date or other applicable Special Interest Payment Date in cash regardless of whether their Notes have been converted following such Special Interest Record Date, and the converting Holder shall not be required to make a corresponding payment.

(i) The Person in whose name any shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP of the relevant conversion date, in the case of Physical Settlement, or the Daily VWAP for the last Trading Day of the relevant Observation Period, in the case of Combination Settlement. For each Note surrendered for conversion, the full number of shares, in the case of Combination Settlement, if any, that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or a Notice of Redemption.

(a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, or the Company delivers a Notice of Redemption as provided under Section 16.02 and a Holder elects to convert its Called Notes in connection with such Notice of Redemption, as the case may be, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of an Exempted Fundamental Change or a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). A conversion of Notes shall be deemed for these purposes to be “in connection with” a Notice of Redemption if such Notes are Called Notes with respect to such Notice of Redemption and the relevant Conversion Date occurs during the related Redemption Period. If the Company issues a Notice of Redemption, the Company shall not be required to increase the Conversion Rate during the related Redemption Period for Notes not called (or deemed called) for Redemption. For the avoidance of doubt, if the Company elects to redeem fewer than all of the outstanding Notes in an Optional Redemption pursuant to Section 16.01, Holders of the Notes that are not Called Notes will not be entitled to convert such Notes pursuant to Section 14.01(b)(v) and will not be entitled to an increase in the Conversion Rate for conversions of such Notes (on account of the Notice of Redemption) during the applicable Redemption Period, even if such Notes are otherwise convertible pursuant to any other provision of Section 14.01(b).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or a Notice of Redemption, the Company may, at its option, satisfy its Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02 based on the Conversion Rate as increased to reflect the Additional Shares in accordance with this Section 14.03; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Settlement Amount shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any increase to reflect the Additional Shares), multiplied by such Stock Price. In such event, the Settlement Amount shall be determined and paid to Holders in cash on the fifth Business Day following the Conversion Date. The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions in connection with a Make-Whole Fundamental Change or a Notice of Redemption shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the date the Company delivers the Notice of Redemption, as the case may be (in each case, the “Effective Date”), and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or determined with respect to the Notice of Redemption, as the case may be. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Effective Date. If a conversion of Called Notes during a Redemption Period would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of any such Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the date of the Notice of Redemption or the Effective Date of the Make-Whole Fundamental Change, as applicable, and the later event shall be deemed not to have occurred for purposes of such conversion for purposes of this Section 14.03.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e) The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$442.08	$500.00	$652.06	$750.00	$847.68	$1,000.00	$1,250.00	$1,500.00	$2,000.00	$3,000.00	$4,000.00
September 18, 2026	0.7284	0.5939	0.3706	0.2834	0.2213	0.1551	0.0912	0.0559	0.0218	0.0021	0.0000
September 15, 2027	0.7284	0.5939	0.3674	0.2755	0.2111	0.1437	0.0807	0.0471	0.0165	0.0005	0.0000
September 15, 2028	0.7284	0.5939	0.3540	0.2578	0.1918	0.1248	0.0651	0.0352	0.0102	0.0000	0.0000
September 15, 2029	0.7284	0.5939	0.3202	0.2215	0.1565	0.0939	0.0427	0.0198	0.0037	0.0000	0.0000
September 15, 2030	0.7284	0.5505	0.2481	0.1522	0.0951	0.0470	0.0152	0.0046	0.0000	0.0000	0.0000
September 15, 2031	0.7284	0.4664	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year or 366-day year, as applicable;

(ii) if the Stock Price is greater than $4,000.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $442.08 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 2.2620 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f) Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate that would otherwise be required pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all outstanding shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 =

the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’ =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date (before giving effect to any such dividend, distribution, split or combination); and

OS’ =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’ =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X =	the total number of shares of Common Stock distributable pursuant to such rights, options or warrants; and

Y =

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.

For purposes of this Section 14.04(b) and for the purpose of Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b) (or would have been effected but for the 1% Exception), except as otherwise provided in Section 14.11, rights issued pursuant to any stockholder rights plan of the Company then in effect, distributions of Reference Property in exchange for, or upon conversion of, Common Stock in a Share Exchange Event, dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, and Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’ =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0 =

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Company in good faith) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’ =	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 =

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including the Ex-Dividend Date of such Spin-Off to, and including such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for the relevant conversion and within the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day of such Observation Period. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of the Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d) If the Company makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’ =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock and solely as a result of holding the Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than any odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0 =

the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’ =

the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Company in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’ =

the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’ =

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for the relevant conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day of such Observation Period.

If the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer described in this Section 14.04(e) but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.

(f) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(g) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and subject to applicable exchange listing rules, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Company determines that such increase would be in the Company’s best interest. In addition, subject to applicable exchange listing rules, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.

(h) Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock at a price below the Conversion Price or otherwise, other than any such issuance described in clause (a), (b) or (c) of this Section 14.04;

(ii) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program (including pursuant to any evergreen plan) of or assumed by the Company or any of the Company’s Subsidiaries;

(iv) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Notes were first issued;

(v) for a third-party tender offer by any party other than a tender offer by one or more of the Company’s Subsidiaries as described in clause (e) of this Section 14.04;

(vi) upon the repurchase of any shares of Common Stock pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described under clause (e) of this Section 14.04;

(vii) solely for a change in the par value (or lack of par value) of the Common Stock; or

(viii) for accrued and unpaid Special Interest or Default Interest, if any.

(i) All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(j) If an adjustment to the Conversion Rate otherwise required by this Section 14.04 would result in a change of less than 1% to the Conversion Rate, then, notwithstanding the foregoing, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate, the close of business on the Conversion Date for any Note as to which Physical Settlement applies or in respect of any conversion of a Note following a replacement of the Common Stock by Reference Property consisting solely of cash; (iii) the open of business on each Trading Day of any Observation Period in respect of the conversion of any Note for which Cash Settlement or Combination Settlement applies (other than as described in (ii) above), (iv) the open of business on the Optional Repurchase Settlement Date for any Optional Repurchase; (v) June 15, 2031; (vi) on any date on which the Company delivers a Notice of Redemption; and (vii) on the effective date of any Fundamental Change or Make-Whole Fundamental Change, in each case, unless the adjustment has already been made. The provisions described in the preceding sentence are referred to as the “1% Exception.”

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m) Notwithstanding anything to the contrary in this Article 14, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date as described in this Article 14 based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions in this Article 14, the Conversion Rate adjustment relating to such Ex-Dividend date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

As used in this Article 14, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which shares of Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of shares of Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

Section 14.05. Adjustments of Prices; Other Amounts. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Net Settlement Amounts, the Daily Settlement Amounts, the Per Note Share Maximum, the Per Note Daily Maximum, the Repurchase Daily Cash Value, the Repurchase Daily Share Number or the Repurchase Daily Share Value over a span of multiple days (including, without limitation, an Observation Period, a Repurchase Observation Period and the period, if any, for determining the Stock Price for purposes of a Make-Whole Fundamental Change or a Notice of Redemption), the Company shall, in good faith, make appropriate adjustments (without duplication in respect of any adjustment made pursuant to Section 14.04 or Section 15.04(i), as applicable) to each to account for any adjustment to the Conversion Rate or other amount or calculation, as applicable, that becomes effective, or any event requiring an adjustment to the Conversion Rate or other amount or calculation, where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Net Settlement Amounts, the Daily Settlement Amounts, the Per Note Share Maximum, the Per Note Daily Maximum, the Repurchase Daily Cash Value, the Repurchase Daily Share Number or the Repurchase Daily Share Value are to be calculated.

Section 14.06. Shares to Be Fully Paid. The Company shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, a number of shares of Common Stock equal to the greater of (i) the product of (a) the number of outstanding Notes and (b) the Conversion Rate (assuming the Conversion Rate has been increased by the maximum number of Additional Shares pursuant to Section 14.03) and (ii) the then-applicable Aggregate Share Maximum, to provide for conversion of the Notes from time to time as such Notes are presented for conversion and the Company’s exercise of the Repurchase Share Delivery Option as such Notes are presented for Optional Repurchase, as the case may be.

Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),

(ii) any consolidation, merger, combination or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(h) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Share Exchange Event (A) the Company or the successor or acquiring Person, as the case may be, shall continue to have the right to determine the Settlement Method and form of consideration to be paid or delivered, as the case may be, in accordance with Section 14.02, (B) the amount otherwise payable in cash upon conversion of Notes in accordance with Section 14.02 shall continue to be payable in cash, (C) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Share Exchange Event and (D) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such Share Exchange Event.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the fifth Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as practicable after such determination is made.

If the Reference Property in respect of any such Share Exchange Event includes, in whole or in part, shares of Common Equity or American depositary receipts (or other interests) in respect thereof, such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14 with respect to the portion of the Reference Property consisting of such Common Equity or American depositary receipts (or other interests) in respect thereof. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or cash equivalents, of a Person other than the Company or the successor or acquiring Person, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person, if such Person is an Affiliate of the Company or the successor or acquiring Person, and shall contain such additional provisions to protect the interests of the Holders as the Company shall in good faith reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver or cause to be delivered notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d) The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 14.08. Certain Covenants. The Company covenants that all shares of Common Stock issued upon conversion of Notes or upon the Company’s exercise of the Repurchase Share Delivery Option, as the case may be, will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(a) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder or upon the Company’s exercise of the Repurchase Share Delivery Option, as the case may be, require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(b) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will use its reasonable best efforts to list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes or upon the Company’s exercise of the Repurchase Share Delivery Option.

Section 14.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent (if other than the Trustee) the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent (if other than the Trustee) may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). Neither the Trustee, nor the Conversion Agent (if other than the Trustee) shall have any obligation to independently determine or verify if any Fundamental Change, Make-Whole Fundamental Change, Trigger Event, or any other event has occurred or notify the Holders of any such event. Neither the Trustee nor the Conversion Agent shall have the responsibility for any act or omission of any Designated Financial Institution described in Section 14.12.

Section 14.10. Notice to Holders Prior to Certain Actions. In case of any:

(a) public announcement of any action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11; or

(b) voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up; provided, however, that if on such date, the Company does not have knowledge of such event or the adjusted Conversion Rate cannot be calculated, the Company shall deliver such notice as promptly as practicable upon obtaining knowledge of such event or information sufficient to make such calculation, as the case may be, and in no event later than the effective date of such adjustment. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, dissolution, liquidation or winding-up.

Section 14.11. Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes or upon issuance or delivery of Common Stock in the Repurchase Share Delivery Option, each share of Common Stock, if any, issued upon such conversion or exercise of the Repurchase Share Delivery Option, as the case may be, shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12. Exchange in Lieu of Conversion.

(a) When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to deliver, on or prior to the Trading Day immediately following the Conversion Date, such Notes to one or more financial institutions designated by the Company (each, a “Designated Financial Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Financial Institution(s) must agree to timely pay and deliver, as the case may be, in exchange for such Notes, cash, shares of Common Stock or a combination of cash and shares of Common Stock that would otherwise be due upon conversion pursuant to Section 14.02 (as elected by the Company) or such other amount agreed to by the Holder and the Designated Financial Institution(s) (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the Trading Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering Notes for conversion that the Company has made the Exchange Election, and the Company shall promptly notify the Designated Financial Institution(s) of the relevant deadline for delivery of the Conversion Consideration and the type of Conversion Consideration to be paid and delivered, as the case may be.

(b) Any Notes delivered to the Designated Financial Institution(s) shall remain outstanding, subject to the applicable procedures of the Depositary. If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but does not timely pay and deliver, as the case may be, the related Conversion Consideration, or if such Designated Financial Institution(s) does not accept the Notes for exchange, the Company shall pay and deliver, as the case may be, the relevant Conversion Consideration, as, and at the time, required pursuant to the Indenture as if the Company had not made the Exchange Election.

(c) The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for exchange does not require such Designated Financial Institution(s) to accept any Notes.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01. Repurchase at Option of Holders Upon a Fundamental Change.

(a) Subject to Section 15.01(f), if a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof properly surrendered and not validly withdrawn pursuant to Section 15.02 that is equal to a minimum of $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid Special Interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after an applicable Special Interest

Record Date but on or prior to the Special Interest Payment Date to which such Special Interest Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid Special Interest, if any, to Holders of record as of the close of business on such Special Interest Record Date on, or at the Company’s election, before such Special Interest Payment Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Section 15.01.

(b) Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Physical Notes to be repurchased shall state:

(i) the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.

If the Notes are Global Notes, to exercise the Fundamental Change repurchase right, Holders must surrender their Notes in accordance with applicable Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.02 in the case of Physical Notes, or through the applicable procedures of the Depositary, in the case of Global Notes.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders and the Trustee, the Conversion Agent (in the case of a Conversion Agent other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the resulting repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish such information on the Company’s website or through such other public medium as the Company may use at that time, including in a current report on Form 8-K (or any successor form) that is filed with the Commission. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Section 15.01;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the Conversion Rate and, if applicable, any adjustments to the Conversion Rate as a result of the Fundamental Change (or related Make-Whole Fundamental Change);

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder validly withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.

At the Company’s written request, given at least two (2) Business Days before such notice is to be sent (or such shorter period as shall be acceptable to the Trustee) the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding anything to the contrary in this Article 15, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if (i) one or more third parties conduct the repurchase offer and repurchase tendered Notes in a manner that would have satisfied the Company’s obligations to do the same if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a lesser amount, as a result of withholding or other similar taxes, than such owner would have received had the Company repurchased such Note.

(e) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the applicable procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(f) Notwithstanding anything to the contrary in this Section 15.01, the Company shall not be required to send a Fundamental Change Company Notice, or offer to repurchase or repurchase any Notes, as set forth in this Section 15.01, in connection with a Fundamental Change occurring pursuant to clause (b)(A) or (B) of the definition thereof, if: (i) such Fundamental Change constitutes a Share Exchange Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible (pursuant to Section 14.07 and, if applicable, Section 14.03) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 principal amount of Notes (calculated assuming that the same includes the maximum amount of accrued but unpaid Special Interest, if any, payable as part of the Fundamental Change Repurchase Price for such Fundamental Change); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 14.01(b)(iii) and indicates in such notice that such Fundamental Change constitutes an Exempted Fundamental Change for which the Company is not required to offer to repurchase the Notes. Any Fundamental Change with respect to which, in accordance with the provisions described in this Section 15.01(f), the Company does not offer to repurchase any Notes is referred to as herein as an “Exempted Fundamental Change.”

Section 15.02. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) in respect of Physical Notes by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(ii) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

If the Notes are Global Notes, Holders must withdraw their Notes subject to repurchase at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date in accordance with applicable procedures of the Depositary.

Section 15.03. Deposit of Fundamental Change Repurchase Price. The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.01) and (ii) the time of transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(a) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to pay the Fundamental Change Repurchase Price (and, to the extent not included in the Fundamental Change Repurchase Price, accrued and unpaid Special Interest, if applicable) of the Notes to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, such Notes will cease to be outstanding, Special Interest, if any, shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or whether or not the Notes have been delivered to the Trustee or Paying Agent) and all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, to the extent not included in the Fundamental Change Repurchase Price, accrued and unpaid Special Interest, if applicable).

(b) Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.04. Repurchase of Notes by the Company at the Option of Holders.

(a) Subject to the terms of this Section 15.04, if the Last Reported Sale Price of the Common Stock on the 60th Scheduled Trading Day immediately preceding the Optional Repurchase Date (such date, the “Optional Repurchase Valuation Date”) is less than the then-applicable Conversion Price for the Notes, each Holder will have the right (the “Optional Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an authorized denomination) (such repurchase, an “Optional Repurchase”) on the Optional Repurchase Settlement Date for a price equal to the principal amount of the Notes to be repurchased plus accrued and unpaid Special Interest, if any, to, but excluding, the Optional Repurchase Date (the “Optional Repurchase Price”). However, the Company shall not be required to offer to repurchase any Notes, and Holders may not exercise their Optional Repurchase Right with respect to the Notes, if the Company has called all then-outstanding Notes for Redemption prior to the Optional Repurchase Date.

(b) The Company may elect to satisfy all or a portion of its obligation with respect to the principal amount of the Optional Repurchase Price owed in relation to the Optional Repurchase Date by exercising its option (the “Repurchase Share Delivery Option”) to issue or deliver Common Stock and, if applicable, pay cash, with respect to all, but not part, of the Notes surrendered for repurchase on the Optional Repurchase Settlement Date, subject to the terms and conditions of this Section 15.04; provided that (i) on the Optional Repurchase Settlement Date the Common Stock is listed on a Relevant Stock Exchange and neither the Company nor such stock exchange shall have announced that the Common Stock will cease to be so listed, (ii) no Event of Default has occurred under the Indenture, (iii) the shares of Common Stock to be issued or deliverable by the Company are, as of the date the Company exercises its Repurchase Share Delivery Option, Freely Tradable and (iv) no Share Exchange Event has occurred, and no event that, if consummated, would constitute a Share Exchange Event has been announced by the Company. If the Company elects the Repurchase Share Delivery Option, accrued and unpaid Special Interest, if any, to, but excluding, the Optional Repurchase Date shall be paid separately in cash and will not be included in the portion of the Optional Repurchase Price subject to the Repurchase Share Delivery Option. If the Company does not elect the Repurchase Share Delivery Option, the Company shall pay the Optional Repurchase Price in cash on the Optional Repurchase Date.

(c) If, notwithstanding the requirements set forth in Section 15.04(b), any shares of Common Stock to be issued or delivered by us would not be Freely Tradable on the date of such issuance or delivery, the Company will, to the extent such a shelf registration statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares of Common Stock are Freely Tradable without registration by holders thereof that are not, and have not been within the three months preceding, Affiliates of the Company. To the extent applicable, the Company will also use its commercially reasonable efforts to have such shares of Common Stock qualified or registered under applicable state securities laws, if required.

(d) For the avoidance of doubt, the Company’s repurchase of any Notes on the Optional Repurchase Settlement Date will not affect its obligation to pay the Special Interest, if any, otherwise due on such Notes to the Holders of such Notes at the close of business on the preceding Special Interest Record Date.

(e) Notwithstanding anything to the contrary herein, the Company may not repurchase, and will not be obligated to repurchase, any Notes on any date at the option of the Holders pursuant to this Section 15.04 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded on or before the Optional Repurchase Settlement Date (except in the case of an acceleration resulting from a Default by the Company in the payment or delivery of the Optional Repurchase Price and any related Special Interest, if any, described above).

(f) Subject to the proviso below, not less than 58 nor more than 80 Scheduled Trading Days before the Optional Repurchase Date, the Company shall send to each Holder, with a copy to the Trustee, a notice (the “Company Notice of Optional Repurchase”) of the Optional Repurchase Right. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Company Notice of Optional Repurchase shall state, among other things:

(i) the Optional Repurchase Date;

(ii) the Optional Repurchase Price;

(iii) whether or not the Company has elected the Repurchase Share Delivery Option and, if the Company has elected the Repurchase Share Delivery Option, specifying the Per Note Share Maximum and the first Scheduled Trading Day and duration of the Repurchase Observation Period;

(iv) that the Notes with respect to which a Holder Optional Repurchase Notice has been delivered by a Holder may be converted only if the Holder validly withdraws the Holder Optional Repurchase Notice in accordance with the terms of the Indenture;

(v) the procedures that Holders must follow to require the Company to repurchase their Notes; and

(vi) solely in the case of a Company Notice of Optional Repurchase sent prior to the Optional Repurchase Valuation Date, the Optional Repurchase Valuation Date, and that the Company’s obligation to repurchase Notes on the Optional Repurchase Settlement Date is subject to the condition that the Last Reported Sale Price of Common Stock on the Optional Repurchase Valuation Date is less than the then-applicable Conversion Price;

provided that if the Last Reported Sale Price of Common Stock on the Optional Repurchase Valuation Date is not less than the then-applicable Conversion Price, then the Company will not be required to send a Company Notice of Optional Repurchase, or otherwise notify the Holders.

Simultaneously with providing the Company Notice of Optional Repurchase, the Company shall publish such information on the Company’s website or through such other public medium as the Company may use at that time, including in a current report on Form 8-K (or any successor form) that is filed with the Commission.

At the Company’s written request, given at least two (2) Business Days before such notice is to be sent (or such shorter period as shall be acceptable to the Trustee) the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that in all cases, the text of such Company Notice of Optional Repurchase shall be prepared by the Company.

(g) To exercise the Optional Repurchase Right, the Holder of Physical Notes must deliver, during the period from the open of business on the 53rd Scheduled Trading Day prior to the Optional Repurchase Date until (i) the close of business on the second Scheduled Trading Day immediately preceding the Optional Repurchase Date (or such later time as may be required by law), if the Company has not exercised its Repurchase Share Delivery Option or (ii) the close of business on the second Business Day immediately following the final Trading Day of the Repurchase Observation Period (or such later time as may be required by law), if the Company has exercised its Repurchase Share Delivery Option (such date, as applicable, the “Final Put Date”) (x) a duly completed notice (a “Holder Optional Repurchase Notice”), in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, to the Paying Agent, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, and (y) the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Holder Optional Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case, such delivery or transfer being a condition to receipt by the Holder of the Optional Repurchase Price therefor. Each Holder Optional Repurchase Notice in respect of any Physical Notes to be repurchased shall state:

(i) the certificate numbers of such Holder’s Notes to be delivered for repurchase;

(ii) the portion of the principal amount of such Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that such Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.

If the Notes are Global Notes, to exercise the Optional Repurchase Right, the Holder must surrender its Notes in accordance with the applicable procedures of the Depositary.

Holders of Physical Notes may withdraw any Holder Optional Repurchase Notice (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Final Put Date. The notice of withdrawal with respect to Notes shall state:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof;

(ii) if Physical Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii) the principal amount, if any, of the Notes that remains subject to the Holder Optional Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000.

If the Notes are Global Notes, Holders must withdraw their Notes subject to repurchase at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Optional Repurchase Date in accordance with applicable procedures of the Depositary.

The Paying Agent shall promptly notify the Company of the receipt by it of any Holder Optional Repurchase Notice or written notice of withdrawal thereof.

(h) The Company shall be required to repurchase the Notes submitted for repurchase pursuant to this Section 15.04 and not validly withdrawn on the date (the “Optional Repurchase Settlement Date”) that is the Optional Repurchase Date, unless the Company has elected the Repurchase Share Delivery Option in respect of the Optional Repurchase Right, in which case the Optional Repurchase Settlement Date shall be the second Business Day following the Final Put Date.

(A) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Optional Repurchase Settlement Date an amount of money and, if applicable, shares of Common Stock sufficient to repurchase all of the Notes to be repurchased at the appropriate Optional Repurchase Price. Subject to receipt of such consideration and/or Notes by the

Trustee (or other Paying Agent appointed by the Company), payment or delivery of the Optional Repurchase Price for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Final Put Date) will be made on the later of (i) the Optional Repurchase Settlement Date (provided the Holder has satisfied the conditions in Section 15.04(g)) and (ii) the time of transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.04(g) by (A) in the case of cash consideration, mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee and (B) in the case of consideration consisting of Common Stock, in book-entry format through the Depositary to such Holder, or such Holder’s nominee or nominees. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Optional Repurchase Price.

(B) If by 11:00 a.m. New York City time, on the Optional Repurchase Settlement Date, the Trustee (or other Paying Agent appointed by the Company) holds money and, if applicable, shares of Common Stock sufficient to pay the Optional Repurchase Price (and, to the extent not included in the Optional Repurchase Price, accrued and unpaid Special Interest, if applicable) of the Notes to be repurchased on such Optional Repurchase Settlement Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, such Notes will cease to be outstanding, Special Interest, if any, shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or whether or not the Notes have been delivered to the Trustee or Paying Agent) and all other rights of the Holders of such Notes will terminate (other than the right to receive the Optional Repurchase Price and, to the extent not included in the Optional Repurchase Price, accrued and unpaid Special Interest, if applicable).

(C) Upon surrender of a Note that is to be repurchased in part pursuant to this Section 15.04, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

(D) For the avoidance of doubt, Holders shall have no Optional Repurchase Right if the Last Reported Sale Price of Common Stock on the Optional Repurchase Valuation Date is not less than the then-applicable Conversion Price on the Optional Repurchase Valuation Date.

(i) To exercise the Repurchase Share Delivery Option, the Company must specify that it is exercising the Repurchase Share Delivery Option in the Company Notice of Optional Repurchase and, in such notice, specify the Per Note Share Maximum and the first Scheduled Trading Day and duration of the Repurchase Observation Period. If the Company exercises the Repurchase Share Delivery Option, in lieu of paying the Optional Repurchase Price entirely in cash, the Company shall, on the second Scheduled Trading Day following the final Trading Day of the Repurchase Observation Period, in respect of each $1,000 principal amount of Notes being repurchased:

(i) (a) issue, or transfer and deliver, to the relevant Holder a number of shares of Common Stock equal to the sum of the Repurchase Daily Share Numbers for each Trading Day in the Repurchase Observation Period (the “Repurchase Option Shares”); and (b) if applicable, pay to the relevant Holder an amount of cash equal to the sum of the Repurchase Daily Cash Values for each Trading Day in the Repurchase Observation Period (the “Repurchase Option Cash”);

(ii) pay to the relevant Holder in cash accrued and unpaid Special Interest, if any, in respect of such Notes to, but not including, the Optional Repurchase Date; and

(iii) pay cash in lieu of delivering any fractional share of Common Stock to the relevant Holder based on the Daily VWAP for the last Trading Day of the Repurchase Observation Period.

If the Company has exercised its Repurchase Share Delivery Option, the Company shall send to each Holder, with a copy to the Trustee, a notice specifying the number of Repurchase Option Shares and, if applicable, amount of Repurchase Option Cash per $1,000 principal amount of Notes no later than the open of business on the first Business Day immediately following the last Trading Day of the Repurchase Observation Period. Simultaneously with providing such notice, the Company will publish the information on its website or through such other public medium as it may use at that time, including in a current report on Form 8-K (or any successor form) that is filed with the Commission.

If more than one Note shall be surrendered pursuant to the Optional Repurchase Right at one time by the same Holder and the Repurchase Share Delivery Option applies, the Company’s obligation to deliver Repurchase Option Shares and, if applicable, pay Repurchase Option Cash with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

The Person in whose name any shares of Common Stock shall be issuable or deliverable upon the exercise of the Repurchase Share Delivery Option will become the Holder of record of such shares as of the close of business on the last Trading Day of the Repurchase Observation Period.

The Company shall pay any documentary, stamp or similar issue or transfer tax due on any issuance or delivery of any shares of Common Stock resulting from the exercise of the Repurchase Share Delivery Option, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

(j) Notwithstanding anything to the contrary, the Company shall be deemed to satisfy its obligations to repurchase Notes pursuant to this Section 15.04 if (i) it has not elected the Repurchase Share Delivery Option in respect of the Notes, (ii) one or more third parties conduct the repurchase offer and repurchase tendered Notes in cash in a manner that would have satisfied the Company’s obligations to do the same if conducted directly by the Company in cash; and (iii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a lesser amount, as a result of withholding or other similar taxes, than such owner would have received had the Company repurchased such Note.

Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer upon a Fundamental Change or pursuant to the Optional Repurchase Right pursuant to this Article 15, the Company will, if required:

(a) comply with the tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

To the extent that the provisions of any securities laws or regulations adopted after the date of the Indenture conflict with the provisions of the Indenture relating to the Company’s obligations to repurchase the Notes upon a Fundamental Change or in connection with the exercise of the Optional Repurchase Right, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of the Indenture by virtue of such conflict; rather, the Company shall be deemed to be in compliance with those obligations if it complies with its obligation to repurchase the Notes upon a Fundamental Change or exercise of the Optional Repurchase Right in accordance with the Indenture, modified as necessary by the Company in good faith to permit compliance with such law or regulation.

ARTICLE 16 REDEMPTION

Section 16.01. Optional Redemption; Cleanup Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Company prior to September 20, 2029, except as described in the immediately succeeding paragraph related to a Cleanup Redemption. Subject to the requirements of this Article 16, on or after September 20, 2029, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes (subject to the Partial Redemption Limitation), at the relevant Redemption Price, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Notice of Redemption in accordance with Section 16.02. The Trustee shall have no liability or responsibility for determining whether the conditions for Optional Redemption have been met. If the Company elects to redeem less than all of the outstanding Notes, at least $100,000,000 aggregate principal amount of Notes must be outstanding and not subject to Redemption as of, and after giving effect to, the Company’s delivery of the relevant Notice of Redemption (such requirement, the “Partial Redemption Limitation”). If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are Global Notes, the Notes to be redeemed shall be selected by the Depositary in accordance with the applicable procedures of the Depositary. If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are not Global Notes, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate. If any Note selected for partial Optional Redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for Optional Redemption, subject, in the case of Notes represented by a Global Note, to the Depositary’s applicable procedures.

Subject to the requirements of this Article 16, the Company may redeem for cash all, but not less than all, of the Notes at any time if the principal amount of Notes outstanding at such time is less than 10% of the aggregate principal amount of the Notes initially issued under the Indenture (a “Cleanup Redemption” and together with an Optional Redemption, a “Redemption”).

Section 16.02. Notice of Optional Redemption; Notice of Cleanup Redemption; Selection of Notes.

(a) In case of any Redemption, the Company shall fix a date for Redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than five Business Days prior to the date such Notice of Redemption is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Redemption (a “Notice of Redemption”) not less than 35 nor more than 55 Scheduled Trading Days (provided that if the Company specifies in the Notice of Redemption that it elects Physical Settlement of any Notes called for Redemption and with a Conversion Date that occurs during the related Redemption Period, the Company may give not less than 10 calendar days nor more than 55 Scheduled Trading Days’ written notice) prior to the Redemption Date to each Holder so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee, the Paying Agent (if other than the Trustee) and the Conversion Agent (if other than the Trustee). The Redemption Date must be a Business Day, and the Company may not specify a Redemption Date that falls on or after the 31st Scheduled Trading Day immediately preceding the Maturity Date.

(b) The Notice of Redemption, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Notice of Redemption or any defect in the Notice of Redemption to the Holder of any Note designated for Redemption as a whole or in part shall not affect the validity of the proceedings for the Redemption of any other Note.

(c) Each Notice of Redemption shall identify the provision of the Indenture permitting Redemption and shall specify:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that Special Interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) that Holders of Called Notes may surrender their Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the relevant Redemption Date;

(vi) the procedures a converting Holder must follow to convert its Called Notes and the Settlement Method and, if applicable, Specified Dollar Amount that the Company elects to apply for conversions with a Conversion Date occurring during the related Redemption Period;

(vii) the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.03;

(viii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Notice of Redemption shall be irrevocable.

Section 16.03. Payment of Notes Called for Redemption.

(a) If any Notice of Redemption has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Notice of Redemption and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Redemption, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 16.04. Restrictions on Redemption. The Company may not redeem any Notes on any date if (i) the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes) or (ii) from, and including, the first date on which the Company delivers a Company Notice of Optional Repurchase indicating that it is electing the Repurchase Share Delivery Option with respect to such Notes to, and including, the related Optional Repurchase Settlement Date (or, if the Company defaults in the payment or delivery of the Optional Repurchase Price when due, until the Scheduled Trading Day immediately following the date on which the Optional Repurchase Price has been paid or duly provided for).

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in the Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor. Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by overnight courier or by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, Arizona 85255, Attention: Legal. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format to an email address specified by the Trustee.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed; provided that, notice to the Trustee and Conversion Agent shall be deemed given upon actual receipt by the Trustee or Conversion Agent, as applicable. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event (including any Fundamental Change Company Notice or any Holder Optional Repurchase Notice) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the Depositary’s applicable procedures.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04. Governing Law; Jurisdiction. THE INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with the Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of the Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate and Opinion of Counsel stating that such action is permitted by the terms of the Indenture.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in the Indenture and delivered to the Trustee with respect to compliance with the Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and the Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by the Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by the Indenture and that all conditions precedent to such action have been complied with; provided that no Opinion of Counsel shall be required to be delivered in connection with (1) the original issuance of Notes on the date hereof under the Indenture, or (2) a request by the Company that the Trustee deliver a notice to Holders under the Indenture where the Trustee receives an Officer’s Certificate with respect to such notice. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in the Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 17.06. Legal Holidays. In any case where any Special Interest Payment Date, any Fundamental Change Repurchase Date, any Optional Repurchase Date, any Redemption Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07. No Security Interest Created. Except as provided in Section 7.06, nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08. Benefits of Indenture. Nothing in the Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 17.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 15.03 and Section 15.04(h) as fully to all intents and purposes as though the authenticating agent had been expressly authorized by the Indenture and those Sections to authenticate and deliver Notes. For all purposes of the Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 17.11. Execution in Counterparts. The Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of the Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of the Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of the Indenture as to the other parties hereto shall be deemed to be their original signatures for all purposes.

Section 17.12. Severability. In the event any provision of the Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13. Waiver of Jury Trial. EACH OF THE COMPANY, EACH HOLDER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemics, epidemics, quarantine restrictions, recognized public emergencies, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services and the unavailability of the Federal Reserve Bank wire or telex facility or other wire or telex facility; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Indenture and the Notes. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, the Trading Price of the Notes (for purposes of determining whether the Notes are convertible as described herein), the Daily VWAPs, the Daily Conversion Values, the Daily Net Settlement Amounts, the Daily Settlement Amounts, the Aggregate Share Maximum, the Per Note Share Maximum, the Per Note Daily Maximum, the Repurchase Daily Cash Value, the Repurchase Daily Share Number, Repurchase Option Shares, the Repurchase Daily Share Value, Special Interest, if any, payable on the Notes, the Redemption Price, the Fundamental Change Repurchase Price, the Optional Repurchase Price, the number of shares of Common Stock and, as applicable, the amount of cash payable in connection with any Optional Repurchase, and the Conversion Rate and Conversion Price of the Notes and adjustments thereto. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Company will forward its calculations to any Holder of Notes upon the request of that Holder at the Company’s sole cost and expense. The Trustee, Paying Agent and Conversion Agent shall have no responsibility for any calculations under the Indenture or the Notes or for verifying the Company’s calculations.

Section 17.16. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to the Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 17.17. Electronic Signatures. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign, AdobeSign (or such other digital signature provider as specified in writing to Trustee by the Company)), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Unless otherwise provided in the Indenture or in any Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with the Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) will be deemed to include electronic signatures and the keeping of records in electronic form, each of which will be, except with respect to authentication of the Notes by the Trustee, of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee.

Section 17.18. Trust Indenture Act Controls. If any provision of the Indenture limits, qualifies or conflicts with another provision that is required to be included in the Indenture by the Trust Indenture Act, then that required provision of the Trust Indenture Act will control (and will be deemed to be included in the Indenture to the extent not so included).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused the Supplemental Indenture to be duly executed as of the date first written above.

AXON ENTERPRISE, INC.

By:	/s/ Brittany Bagley
Name: Brittany Bagley
Title: Chief Financial Officer and Chief Operating Officer

[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Axon Enterprise, Inc.

0% Convertible Senior Note due 2031

No. [_____]	[Initially][1] $[_____________]

CUSIP No. [______]

Axon Enterprise, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [_______]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[_______]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $1,150,000,000 in aggregate at any time, in accordance with the rules and applicable procedures of the Depositary, on September 15, 2031, and, if applicable, to pay or deliver the Optional Repurchase Price on the Optional Repurchase Settlement Date, and Special Interest or Default Interest, if any, thereon as set forth below.

This Note shall not bear regular interest, and the principal amount of this Note shall not accrete. Accrued Special Interest, if any, on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month. Special Interest, if any, is payable semi-annually in arrears on each March 15 and September 15, commencing on March 15, 2027 (if Special Interest is then payable), to Holders of record at the close of business on the preceding March 1 and September 1 (whether or not such day is a Business Day), respectively. Special Interest, if any, will be payable as set forth in Section 6.03 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Special Interest if, in such context, Special Interest is, was or would be payable pursuant to Section 6.03, and/or any Default Interest on any Defaulted Amounts payable as set forth in the Supplemental Indenture.

Any Defaulted Amounts shall not accrue interest except on those days, if any, when Special Interest accrues on the Notes, in which case all such Defaulted Amounts shall accrue interest per annum at the then-applicable Special Interest rate borne by the Notes from, and including, the relevant payment or delivery date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Supplemental Indenture.

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a physical note.
[4]	Include if a global note.
[5]	Include if a physical note.

The Company shall pay or cause the Paying Agent to pay the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Optional Repurchase Price, if applicable) of and Special Interest, if any, on this Note, if and so long as such Note is a Global Note, by wire transfer in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. Any cash or shares of Common Stock deliverable in respect of an Optional Repurchase shall be paid or delivered, as applicable, in accordance with Section 15.04. As provided in and subject to the provisions of the Supplemental Indenture, the Company shall pay or deliver, as applicable, the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its Corporate Trust Office as a place in the contiguous United States of America where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to require the Company to repurchase this Note upon a Fundamental Change or pursuant to the Optional Repurchase Right and the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

AXON ENTERPRISE, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Axon Enterprise, Inc.

0% Convertible Senior Note due 2031

This Note is one of a duly authorized issue of Notes of the Company, designated as its 0% Convertible Senior Notes due 2031 (the “Notes”), limited to the aggregate principal amount of $1,150,000,000, all issued or to be issued under and pursuant to (i) an Indenture dated as of September 18, 2026 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and (ii) a First Supplemental Indenture dated as of September 18, 2026 (the “Supplemental Indenture”), between the Company and the Trustee. The Base Indenture, as supplemented by the Supplemental Indenture and as the same may be further amended or supplemented from time to time with respect to the Notes, is referred to herein as the “Indenture.” To the extent of any conflict with respect to the Notes, the Supplemental Indenture controls over the Base Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture. In the event of an inconsistency between this Note and the Indenture, the terms of the Indenture shall govern.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest, if any, on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Optional Repurchase Price (including, if the Repurchase Share Delivery Option is elected, shares of Common Stock and any cash deliverable in respect of the principal amount thereof) on the Optional Repurchase Settlement Date, the Redemption Price on any Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments or deliveries in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Upon conversion of the Notes, the Company shall pay or deliver, as the case may be, to the converting Holder cash, shares of Common Stock or a combination of cash and shares of Common Stock, at its election, subject to the terms and conditions of the Indenture.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Optional Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion or any Optional Repurchase of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option on or after September 20, 2029, in accordance with the terms and subject to the conditions specified in the Indenture. The Notes may also be subject to a Cleanup Redemption in accordance with the Indenture. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change (other than an Exempted Fundamental Change), the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the terms and conditions of the Supplemental Indenture, the Holder hereof has the right, at its option, to require the Company to repurchase this Note or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Optional Repurchase Date at the Optional Repurchase Price if the conditions set forth in Section 15.04 are satisfied. If the Company elects the Repurchase Share Delivery Option, all or a portion of the principal amount of the Optional Repurchase Price may be paid or delivered in the manner set forth in Section 15.04, and accrued and unpaid Special Interest, if any, will be paid separately in cash as provided therein.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, subject to the restrictions on conversion following delivery of a repurchase notice.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

Axon Enterprise, Inc.

0% Convertible Senior Notes due 2031

The initial principal amount of this Global Note is [_______] DOLLARS ($[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[6]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	U.S. Bank Trust Company, National Association

633 West 5th Street, 24th Floor

Los Angeles, CA 90071

Attn: B. Scarbrough (Axon Enterprise, Inc. Administrator)

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is a minimum of $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Supplemental Indenture. Any amount required to be paid to the undersigned on account of any Special Interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

1

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	U.S. Bank Trust Company, National Association

633 West 5th Street, 24th Floor

Los Angeles, CA 90071

Attn: B. Scarbrough (Axon Enterprise, Inc. Administrator)

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Axon Enterprise, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered Holder hereof in accordance with Section 15.01 of the Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is a minimum of $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an applicable Special Interest Record Date and on or prior to the corresponding Special Interest Payment Date, accrued and unpaid Special Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF HOLDER OPTIONAL REPURCHASE NOTICE]

To:	U.S. Bank Trust Company, National Association

633 West 5th Street, 24th Floor

Los Angeles, CA 90071

Attn: B. Scarbrough (Axon Enterprise, Inc. Administrator)

The undersigned registered owner of this Note hereby acknowledges receipt of a Company Notice of Optional Repurchase from Axon Enterprise, Inc. (the “Company”) and requests and instructs the Company to repurchase this Note, or the portion thereof (that is a minimum of $1,000 principal amount or an integral multiple thereof) below designated, and to pay or deliver, as applicable, the Optional Repurchase Price in accordance with Section 15.04 of the Supplemental Indenture referred to in this Note, and directs that any shares of Common Stock issuable or deliverable for such Optional Repurchase Price, and any Notes representing any principal amount hereof not subject to the exercise of the Optional Repurchase Right hereunder, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated: _____________________

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

1

ATTACHMENT 4

ASSIGNMENT FORM

AXON ENTERPRISE, INC.

0% Convertible Senior Notes due 2031

Subject to the terms of the Indenture, the undersigned Holder of the Note identified below assigns (check one):

☐	the entire principal amount of

☐	$ [7] aggregate principal amount of

the Note identified by CUSIP No.      and Certificate No.     , and all rights thereunder, to:

Name:

Address:

Social security or tax id. #:

and irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

[7]	Must be an Authorized Denomination.

1